Ubiquity Inc.’s Largest Shareholders Ask Chris Carmichael to Step Back in as Interim CEO

FOR IMMEDIATE RELEASE

Irvine, CA June 21, 2017 Ubiquity, Inc. (OTCBB: UBIQ) (“Ubiquity” or the “Company”), is a vertically integrated, technology-focused media company. Ubiquity’s portfolio of patents and intellectual property cover virtual, augmented, mixed and immersive reality as well as the Internet-of-Things, announced today that a group of the largest shareholders have come together to ask Chris Carmichael to step back in as interim CEO.

The largest shareholders of Ubiquity Inc. have asked Chairman Chris Carmichael to assume the role of Interim CEO. The move comes from an outcry from a number of Ubiquity shareholders representing a majority of the Ubiquity shares and the shareholders appear to be steadfastly behind Carmichael’s return.

Chairman Chris Carmichael said Wednesday he has agreed to step back into the role of chief executive, as the interim CEO, as part of a plan to restructure the company, resolve the outstanding note holder debt, fortify its management organization and restore timely financial reporting.

Carmichael a founder who was instrumental in building this business from the ground up and a visionary behind the company’s patent portfolio said, “Looking ahead, the reality we face is both demanding and exciting. It’s demanding because there are no overnight fixes and we have to make a series of challenging decisions, and exciting as we look towards the future.”

Ubiquity has come under increasing pressure resulting from delinquent financial filings and the resignation of its interim CEO Nicholas Mitsakos in August of 2016. Ubiquity has struggled over the last 12 months after learning from outsiders of the indictment of Mr. Mitsakos in matters not relating to Ubiquity, its officers or directors in August of 2016. Although Mr. Mitsakos legal troubles have nothing to do with Ubiquity, many attempts have been made to discredit Ubiquity and its management by these events. Ubiquity is confident that the company can move past this traumatic event and prosper under the guidance and focus of the management team.

“I am confident with Chris Carmichael back in as interim CEO he will be able to deliver.” “He knows the company and its products better than anyone.” “I believe since he is the inventor of Ubiquity’s patents and products, and as an investor in the company there is not anyone more suitable then him,” stated Rorick Frueh, one of Ubiquity’s largest shareholders.

“As an early investor, I have watched Chris lead the company over the years and I am confident in his ability to do so in the future”. “I believe Chris’s leadership and vision will lead Ubiquity’s growth into the future”,” stated Chuck Hinn one of Ubiquity’s largest shareholders. “It’s important for me to have Chris continue to be in a leadership role of Ubiquity as both the have been an investor since the beginning and continue to support Chris Carmichael.”

“I believe Chris has the ability as the CEO to get the company back on track and to create revenue with its patents and license agreements”, stated Jay McNamara.

I’ve voted to place Chris Carmichael as Interim CEO I believe there is no one other than him who could guild UBIQ’s shareholders out of our current situation”. “I say as he is directly aligned with us shareholders, being one of the largest shareholders he will equally reap the reward of a successful turn a round or he will lose significantly if we fail, but for him will be the years of service and accrued salary on top of his shares.” “This is the situation every shareholder would like to have, true executive to shareholder alignment,” said shareholder James Wrbanek.

While the Ubiquity management is working towards transformation and out-of-the-box thinking, the shareholders seek to bring back to the helm Carmichael who has a detailed understanding of Ubiquity. It makes sense in light of the challenge that Ubiquity Faces, to bring back the person that likely knows the company better than anyone—its founder and former chief executive.

About Ubiquity

Based in Irvine, CA, Ubiquity is a vertically integrated, technology-focused media company. Ubiquity’s portfolio of patents and intellectual property covering virtual, augmented, mixed and immersive reality as well as the Internet-of-Things.

To find out more, visit our website at www.ubiquitycorp.com.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated, including, without limitation, the fact that: we are delinquent in filing our Form 10-K Annual Reports with the SEC and our required quarterly reports since September 30, 2015; our potential inability to raise additional funding as required to execute our business plan; the potential that our common stock may be permanently delisted from trading as a reporting company under the Exchange Act; the possibility that our creditors may sue on defaulted notes in excess of $3.0 million which could cause us to seek relief under the federal bankruptcy law; and the possibility that our common stock may never trade on any recognized securities exchange These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

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Source: Ubiquity Inc.